UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

ART TECHNOLOGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43040	98-1881297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 703-4396

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	ARTCU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ARTC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share	ARTCW	The Nasdaq Stock Market LLC

Item 8.01. Other Events.

As previously disclosed, Art Technology Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 22,000,000 units (the “Units”) on January 7, 2026. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (“Class A Shares”), and one-fourth of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one Class A Share for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $220,000,000.

The underwriter of the Company’s IPO provided notice of its election to fully exercise its over-allotment option, and the closing of the issuance and sale of the additional Units (the “Over-Allotment Option Units”) occurred on January 26, 2026. The issuance by the Company of 3,300,000 Over-Allotment Option Units at a price of $10.00 per Over-allotment Option Unit resulted in total gross proceeds of $33,000,000 to the Company, all of which was added to the Company’s U.S.-based trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, acting as trustee.

As of January 26, 2026, the balance of the Trust Account was $253,000,000. Except for the withdrawal of interest earned on the funds to satisfy the Company’s working capital requirements (subject to an annual limit of $400,000) and to pay taxes (or up to $100,000 for dissolution expenses if a business combination is not consummated), none of the funds held in the trust account will be released until the earlier of (i) the completion of the Company’s initial business combination, (ii) the redemption of the Company’s public shares if it is unable to complete its initial business combination within 24 months from the closing of the IPO or 27 months from the closing of the IPO if the Company has executed a definitive agreement for its initial business combination within 24 months from the closing of the IPO but has not completed its initial business combination within such 24-month period (or by such earlier liquidation date as the Company’s board of directors may approve), subject to applicable law, and (iii) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to amend the Amended and Restated Memorandum and Articles of Association to modify the substance or timing of its obligation to redeem 100% of the Company’s public shares if it has not consummated an initial business combination within 24 months from the closing of the IPO (or 27 months, as applicable) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity.

An unaudited balance sheet as of January 26, 2026, reflecting receipt of the proceeds upon consummation of the IPO, associated private placements, and the underwriter’s full exercise of its over-allotment option, has been issued by the Company and is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On January 26, 2026, the Company issued a press release announcing the underwriter’s full exercise of its over-allotment option, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Unaudited balance sheet of the Company as of January 26, 2026.
99.2	Press release dated January 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2026	ART TECHNOLOGY ACQUISITION CORP.

	By:	/s/ R. Maxwell Smeal
	Name:	R. Maxwell Smeal
	Title:	Chief Financial Officer

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